UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 28, 2009

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5090 N. 40th Street, Suite 400 Phoenix, AZ	85018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 28, 2008, NutraCea and Leo Gingras, chief operating officer of the Company, entered into an employment agreement extending the term of Mr. Gingras’s prior employment agreement to June 30, 2012 as well as setting forth revised terms and conditions to Mr. Gingras’s employment.

Pursuant to the employment agreement, NutraCea agreed to pay Mr. Gingras an annual salary of $250,000 per year until January 1, 2010 at which time Mr. Gingras’s annual salary will increase to $275,000.Mr. Gingras may be eligible to earn an annual bonus each year up to 75% the amount of his annual salary, with the actual amount and requirements of this bonus to be determined by NutraCea’s Board of Directors or Compensation Committee.  In addition, Mr. Gingras shall receive an extension bonus equal to $100,000 with $50,000 payable on or before November 30, 2009 and the remaining $50,000 payable on or before March 31, 2010.  If Mr. Gingras’s voluntarily terminates this employment agreement or is terminated by NutraCea for “cause” (as defined in the employment agreement), Mr. Gingras must return the full amount of the extension bonus.

If the employment of Mr. Gingras is terminated by NutraCea without “cause” (as defined in the employment agreement) or is terminated by Mr. Gingras with “good reason” (as defined in the employment agreement), then Mr. Gingras will be entitled to receive (i) all previously accrued but unpaid compensation and (ii) his annual salary that he would be entitled to receive had he remained employed with NutraCea for the remainder of the term.  In addition, Mr. Gingras’s options granted pursuant to the employment agreement will immediately vest and the options shall remain exercisable for a period of ninety days.

In connection with Mr. Gingras extending his employment with NutraCea, NutraCea granted to Mr. Gingras an employee stock option to purchase 1,500,000 shares of common stock at a price per share equal to $0.22.  The option vested as to 375,000 shares on July 28, 2009.  Following that date, 93,750 shares shall vest on the last business day of each calendar quarter during the term of the employment agreement.  In connection with the above option grant, Mr. Gingras agreed to cancel options to purchase an aggregate of 500,000 shares that were previously granted to Mr. Gingras.

The description of the terms of the employment agreement does not purport to be complete and is qualified in its entirety to the full text of the employment agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1	Employment Agreement with Leo Gingras dated July 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: August 3, 2009	By:	/s/ James C. Lintzenich
James C. Lintzenich
Chief Executive Officer
(Duly Authorized Officer)